UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

           DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 7, 2006
                                                             ------------

                             China Medical Corporation
                             -------------------------
               (Exact name of registrant as specified in its charter)

     Delaware                        0-51379                  51-0539830
(State or other jurisdiction    (Commission File Number)     (IRS Employer
      of incorporation)                                    Identification No.)


   51 Everett Drive; Suite A-20; West Windsor Professional Center, Princeton
                               Junction, NJ 08550
                    (Address of principal executive offices)
                                   (Zip Code)

         Registrant's telephone number, including area code: (609)799-1889

                    --------------------------------------------
             (Former Name and Address if Changed since the last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01   Entry into a Material Definitive Agreement

      On July 7, 2006, Guangzhou Konzern Medicine Co. Ltd. ("Konzern"), our 100% subsidiary in China, entered into a Cooperation Joint Venture Agreement (the "Agreement") with Guangzhou Ji'nan Science & Technology Industrial Group Co., Ltd. ("JSIG") and an individual Mr. Dongsheng Yao ("Mr. Yao") to jointly form a new Chinese company ("NewCo") for the purpose of development and application of Aflatoxin-Detoxifizyme ("ADTZ"). Konzern does not have any material relationship with JSIG or Mr. Yao other than in respect of the Agreement.

      Aflatoxins ("AFT") are carcinogenic toxins classified as a Group-A natural carcinogen by the International Research Institution of the Cancer. AFT can cause cancer in humans such as liver cancer, stomach cancer and lung cancer. They pollute food, fodder, agricultural products and dairy products. ADTZ is an enzyme which eliminates AFT from food and animal feed. It is produced from edible fungi and has been proven to be harmless to humans and animals.

      Mr. Yao is the inventor of the four patents on ADTZ and Ji'nan University, with which JSIG is the agent, is the holder of the four patents on ADTZ. JSIG and Mr. Yao contributed the four patents into the NewCo in exchange for 15% equity of the NewCo each. In addition, JSIG and Mr. Yao are to be paid a total of RMB1 million (approximately US$125,000) as a technology contribution fee from the New Co.

      Under the Agreement, Konzern is to contribute a total of RMB17.5million (approximately US$2,187,500) to the NewCo, RMB5million (approximately US$625,000) of which was paid within 15 days from the date of the Agreement and the remaining amount is to be paid within two years from the date of the formation of the New-Co. The NewCo owns the patent rights, know-how and any improvements.

      The formation of the NewCo is pending the approval and license from Guangzhou Industrial and Commerce Bureau in China.


Item 9.01   Financial Statements and Exhibits

(d) The following exhibit is filed herewith:
10.1 Cooperation Joint Venture Agreement for Formation of a New Company (English Translation)

                                  Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


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Date: August 7, 2006
                                          CHINA MEDICAL CORPORATION
                                          By: /s/ Senshan Yang
                                          -------------------------------
                                          Name:  Senshan Yang
                                          Title: Chief Executive Officer